Exhibit 21.1

Subsidiaries of La Quinta Corporation as of March 1, 2005

Subsidiary	State or Country of Organization
Baymont Franchising LLC	Delaware

Baymont Licensing Corporation	Nevada

Baymont Management Services LLC	Delaware

Baymont Properties LLC	Delaware

Budgetel Franchising LLC	Delaware

Budgetel Inns LLC	Delaware

Budgetel Licensing Corporation	Nevada

La Quinta Arlington Beverage Services, Inc.	Texas

La Quinta Beverage Services, Inc.	Texas

La Quinta Franchise, LLC	Nevada

La Quinta Franchising LLC	Nevada

La Quinta Inns, Inc.	Delaware

La Quinta Investments, Inc.	Delaware

La Quinta Leasing Company	Delaware

La Quinta Lodging Investments LLC	Nevada

La Quinta Management Services LLC	Nevada

La Quinta Properties, Inc.	Delaware

La Quinta Realty Corp	Texas

La Quinta TRS, Inc.	Delaware

La Quinta TRS II, Inc.	Delaware

La Quinta TRS III, Inc.	Delaware

La Quinta TRS IV, Inc.	Delaware

La Quinta Worldwide, LLC	Nevada

LQ-WB, LLC	Delaware

LQC Leasing, LLC	Delaware

LQI Acquisition Corporation	Delaware

LQ Woodfield Beverage Services, Inc.	Delaware

Woodfield Franchising LLC	Delaware

Woodfield Inns, Inc.	Delaware

Woodfield Licensing Corporation	Nevada

Woodfield Properties LLC	Delaware

Meditrust Acquisition Company II	Delaware

Meditrust Healthcare Corporation	Delaware

Meditrust Management Company	Massachusetts

Meditrust Mortgage Investments, Inc.	Delaware

Meditrust TRS, Inc.	Delaware

MOC Holding Company	Delaware

La Quinta Development Partners, L.P.	Delaware

La Quinta Texas Properties, L.P.	Delaware

La Quinta-Wichita Kansas No. 532, Ltd.	Texas

LQ-Baton Rouge Joint Venture	Texas

LQ-East Irvine Joint Venture	California

LQ Investments I	Texas

LQ Investments II	Texas

LQ-West Bank Joint Venture	Texas

LQM Operating Partners, L.P.	Delaware

La Quinta Inns de Mexico S.A. de C.V.	Mexico